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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             NETSCOUT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                                            04-2837575
-------------------------------------------------       -------------------
    (State of incorporation or organization)            (IRS Employer
                                                        Identification No.)


 4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS       01886
-------------------------------------------------       -------------------
       (Address of principal executive offices)         (Zip Code)


 If this form relates to the                If this form relates to the
 registration of a class of                 registration of a class of
 securities pursuant to Section             securities pursuant to Section 12
 12(b) of the Exchange Act and is           (g) of the Exchange Act and is
 effective pursuant to General              effective pursuant to General
 Instruction A.(c), please check the        Instruction A.(d), please check the
 following box: / /                         following box: /X/


Securities Act registration statement file number to which this form relates:


                                     333-76843
                                  ---------------
                                  (If applicable)


       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class               Name of each exchange on which
       to be so registered               each class is to be registered
       -------------------               ------------------------------
       NONE                                               N/A

       Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value
--------------------------------------------------------------------------------
                                (Title of Class)




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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      Information concerning the common stock, $.001 par value per share, of NetScout Systems, Inc. ("NetScout") is contained under the caption "Description of Capital Stock" in NetScout's Registration Statement on Form S-1 (File No. 333-76843), as filed with the Securities and Exchange Commission on April 22, 1999, as amended, pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), and such information is incorporated herein by reference.


Item 2.  EXHIBITS

   Exhibit No.            Exhibit
   -----------            -------

         1 Second Amended and Restated Certificate of Incorporation of NetScout (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

         2 Form of Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of NetScout (incorporated herein by reference to Exhibit
                           3.2 to the Registration Statement).

         3 Form of Third Amended and Restated Certificate of Incorporation of NetScout (incorporated herein by reference to Exhibits 3.3 and 4.1 to the Registration Statement).

         4 By-laws of NetScout (incorporated herein by reference to Exhibit 3.4 to the Registration Statement).

         5 Form of Amended and Restated By-laws of NetScout (incorporated herein by reference to Exhibits 3.5 and 4.2 to the Registration Statement).

         6 Specimen Certificate for shares of NetScout's Common Stock (incorporated herein by reference to Exhibit
                           4.3 to the Registration Statement).

         7 1990 Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Registration Statement).

         8 1999 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registration Statement).

         9 1999 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.3 to the Registration Statement).

         10 Amended and Restated Rights Agreement entered into as of January 15, 1999 by and among NetScout, Greylock Equity Limited Partnership, certain affiliates of TA Associates, Inc. and Egan Managed Capital, L.P. (incorporated herein by reference to Exhibit 10.5 to the Registration Statement).



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                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the NetScout has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            NETSCOUT SYSTEMS, Inc.



                            By:  /s/ Charles W. Tillett
                                 ----------------------------------------------
                                 Charles W. Tillett
                                 Vice President, Finance and Administration and Chief Financial Officer

Date:  June 3, 1999
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